EXHIBIT 23.3

                    [Huddleston & Co., Inc. Letterhead]

                                 CONSENT OF
                           HUDDLESTON & CO., INC.

El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Dear Sirs:

We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission; to the use of our name therein; to the inclusion of, or reference to, our reports of estimated proved reserves attributable to certain oil and gas properties of subsidiaries of The Coastal Corporation, and our estimates of future net cash flows and present value of these reserves; and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                /s/ Peter D. Huddleston
                                ----------------------------
                                Peter D. Huddleston, P.E.
                                President
                                Huddleston & Co., Inc.

                                February 14, 2001